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                                                                     Exhibit 4.3

                              CALIBER SYSTEM, INC.
                              --------------------

                     1994 NONEMPLOYEE DIRECTORS' STOCK PLAN
                     --------------------------------------
                         (As Amended as of May 8, 1996)


                                   ARTICLE I
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                                    PURPOSE
                                    -------

         The purpose of the Caliber System, Inc. Nonemployee Directors' Stock Plan (the Plan) is to continue to attract and retain nonemployee directors of exceptional ability and to solidify the common interest of directors and shareholders in enhancing the value of the Company's common stock.


                                   ARTICLE II

                                  DEFINITIONS

         For purposes of the Plan, the following words and phrases shall have the meanings indicated:

                 2.1 Annual Meeting means an annual meeting of shareholders of the Company.

                 2.2 Award Date means the date of the Annual Meeting as of which an award and grant under the Plan is effective.

                 2.3      Board means the Board of Directors of the Company.

                 2.4 Company means Caliber System, Inc., an Ohio corporation, and any successor thereto.

                 2.5 Fair Market Value means the average of the highest and lowest sales prices of the Shares on a specified date (or, if Shares were not traded on such day, the next preceding day on which Shares were traded) as reported in THE WALL STREET JOURNAL under the heading "NASDAQ National Market Issues" or any similar or successor heading.

                 2.6 Nonemployee Director means a member of the Board who is not employed by the Company or any of its subsidiaries.

                 2.7 Option Right means the right to purchase Shares granted pursuant to Article IV.

                 2.8      Restricted Stock means Shares awarded pursuant to
Article IV which are neither nonforfeitable nor transferable pursuant to Articles V and VI.





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                 2.9      Shares means shares of common stock, without par
value, of the Company.


                                  ARTICLE III

                          SHARES AVAILABLE FOR GRANTS

         Subject to adjustment as provided in Section 8.4, the Shares which may be sold upon the exercise of Option Rights, or awarded as Restricted Stock and released from restrictions upon becoming nonforfeitable and transferable, shall not exceed in the aggregate 80,000 Shares. Shares which are subject to the unexercised portions of any Option Rights that expire, terminate or are cancelled, and Shares of Restricted Stock that are forfeited or otherwise reacquired by the Company pursuant to the restrictions thereon, shall again become available for the award of Restricted Stock and grant of Option Rights under the Plan, provided that Shares of Restricted Stock shall not become so available if any dividends have been paid thereon prior to such reacquisition.


                                   ARTICLE IV

                           AWARDS OF RESTRICTED STOCK
                     IN TANDEM WITH GRANTS OF OPTION RIGHTS

                 4.1 AWARDS AND GRANTS. Each Nonemployee Director elected or reelected to the Board at the 1994 Annual Meeting shall be awarded, effective as of the date of such meeting, Restricted Stock having a Fair Market Value on the Award Date of One Hundred Twenty-Five Thousand Dollars ($125,000), in tandem with a grant of Option Rights to purchase that number of Shares as shall be equal to four (4) times the number of Shares included in such award of Restricted Stock. Each Nonemployee Director first elected to the Board at an Annual Meeting after the 1994 Annual Meeting shall be awarded, effective as of the date of such meeting, Restricted Stock having a Fair Market Value on the Award Date of One Hundred Twenty-Five Thousand Dollars ($125,000), in tandem with a grant of Option Rights to purchase that number of Shares as shall be equal to four (4) times the number of Shares included in such award of Restricted Stock.

                 4.2 EXECUTION OF AGREEMENT. Each award and grant hereunder shall be contingent upon execution by the Nonemployee Director of a document agreeing to the terms and conditions set forth in the Plan, and any other terms and conditions required by the Company.





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                                   ARTICLE V

                   LAPSE OF RESTRICTIONS ON RESTRICTED STOCK;
                        EXERCISABILITY OF OPTION RIGHTS


         Shares of Restricted Stock awarded under the Plan shall be forfeited or become non-forfeitable, and Option Rights granted under the Plan shall be cancelled or become exercisable, on the following basis:

                 (a) Forty percent (40%) of the total number of Shares of Restricted Stock awarded to any Nonemployee Director shall become non-forfeitable on the date of the second Annual Meeting following the Award Date, provided that on the date of such second Annual Meeting the Fair Market Value of one Share shall be less than or equal to one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, and in such event the Option Rights granted in tandem with such Shares of Restricted Stock thereupon shall be cancelled. If on the date of such second Annual Meeting the Fair Market Value of one Share is greater than one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, such Shares of Restricted Stock instead shall be forfeited and shall revert to the Company, and the Option Rights granted in tandem therewith shall continue to be held by such Nonemployee Director pursuant to the terms hereof and thereupon shall become exercisable.

                 (b) Twenty percent (20%) of the total number of Shares of Restricted Stock awarded to any Nonemployee Director shall become non-forfeitable on the dates of each of the third, fourth and fifth Annual Meetings following the Award Date, provided that on the date of such third, fourth or fifth Annual Meeting the Fair Market Value of one Share shall be less than or equal to one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, and in such event the Option Rights granted in tandem with such Shares of Restricted Stock thereupon shall be cancelled. If on the date of such third, fourth or fifth Annual Meeting the Fair Market Value of one Share is greater than one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, such Shares of Restricted Stock instead shall be forfeited and shall revert to the Company, and the Option Rights granted in tandem therewith shall continue to be held by such Nonemployee Director pursuant to the terms hereof and thereupon shall become exercisable.

                 (c) In the event of the death or disability of a Nonemployee Director while he or she remains a director prior to the date of the fifth Annual Meeting following his or her Award Date, notwithstanding anything to the contrary





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         contained herein, all outstanding Shares of Restricted Stock theretofore awarded to him or her that have not yet become non-forfeitable shall thereupon become non-forfeitable, provided that on the Determination Date (as hereinafter defined) the Fair Market Value of one Share shall be less than or equal to one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, and in such event all Option Rights granted in tandem therewith thereupon shall be cancelled. If on such Determination Date the Fair Market Value of one Share is greater than one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, all such Shares of Restricted Stock instead shall be forfeited and shall revert to the Company, and all Option Rights granted in tandem therewith shall continue to be held by such Nonemployee Director or his estate pursuant to the terms hereof and thereupon shall become exercisable. For purposes of this paragraph
         (c), Determination Date shall mean, as applicable, the date of the Nonemployee Director's death or the date on which the Nonemployee Director ceases to serve as a director of the Company as a result of disability.

                 (d) In the event of the retirement of a Nonemployee Director pursuant to the Company's director tenure policy prior to the date of the fifth Annual Meeting following his or her Award Date, notwithstanding anything to the contrary contained herein, the schedule of nonforfeitability set forth in paragraph (a) and paragraph
         (b) of this Article V shall be modified so that outstanding Shares of Restricted Stock theretofore awarded to him or her that have not yet become non-forfeitable shall thereupon become non-forfeitable on a schedule that is one year earlier than provided in such paragraphs (a) and (b) so that forty percent (40%) of the total number of Shares of Restricted Stock shall become non-forfeitable on the date of the first Annual Meeting following the Award Date as provided in paragraph (a) if such First Annual Meeting has not yet occurred, and twenty percent (20%) of the total number of Shares of Restricted Stock shall become non-forfeitable on the dates of each of the second, third and fourth Annual Meetings following the Award Date as provided in such paragraph
         (b), provided that on the Determination Date (as hereinafter defined) the Fair Market Value of one Share shall be less than or equal to one hundred thirty-three and one-third percent (133 1/3%) of its Fair Market Value on the Award Date, and in such event all Option Rights granted in tandem with such Shares of Restricted Stock thereupon shall be cancelled. If on such Determination Date the Fair Market Value of one Share is greater than one hundred thirty-three and one-third (133 1/3%) of its Fair Market Value on the Award Date, all such Shares of Restricted Stock instead shall be forfeited and shall revert to the Company, and all Option Rights granted in tandem therewith shall continue to be held by such Non-Employee Director pursuant to the terms hereof





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         and thereupon shall become exercisable.  For purposes of this paragraph (d), Determination Date shall mean the date service as a Director terminates.

                 (e) Except as otherwise provided in paragraph (c) or paragraph (d) above, should any Nonemployee Director cease to serve as such for any reason prior to the date of the fifth Annual Meeting following his or her Award Date, all outstanding Shares of Restricted Stock awarded to such Nonemployee Director that have not yet become non-forfeitable shall be forfeited and shall revert to the Company, and all Option Rights granted in tandem therewith shall be cancelled, on the day following the date on which such service ceases.


                                   ARTICLE VI

               TERMS AND CONDITIONS OF AWARDS OF RESTRICTED STOCK

                 6.1 RIGHTS AS SHAREHOLDER. Each award of Restricted Stock under the Plan shall constitute a transfer of the ownership of Shares to the Nonemployee Director in consideration of the performance of services, entitling such Nonemployee Director to voting, dividend and other ownership rights, but subject to the forfeiture and transfer restrictions provided herein. No additional consideration shall be due in connection with any such award.

                 6.2 TRANSFER RESTRICTIONS. Shares of Restricted Stock awarded pursuant to the Plan which have not yet become non-forfeitable may not be sold, transferred (including, without limitation, transfer by gift or donation), pledged or encumbered prior to the date, if any, on which they become non-forfeitable and shall bear appropriate legends.

                 6.3 ADDITIONAL SECURITIES. Any new or additional Shares or other securities to which a Nonemployee Director, by virtue of awards of Restricted Stock hereunder, becomes entitled due to a stock dividend, stock split, recapitalization, merger or other event shall be subject to all terms and conditions of the Plan, including this Article VI.


                                  ARTICLE VII

                TERMS AND CONDITIONS OF GRANTS OF OPTION RIGHTS

                 7.1 OPTION PRICE. The option price per share of each Share included in a grant of Option Rights shall be the Fair Market Value of such Share as of the Award Date. Such Option price shall be payable by check, by transfer to the Company of Shares (not subject to restrictions pursuant to Article VI) having a Fair Market Value equal, at the time of exercise of the





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Option Right, to the option price or by a combination of such methods of payment.

                 7.2 EXPIRATION OF OPTION RIGHTS; TRANSFER RESTRICTIONS. Option Rights granted to a Nonemployee Director under the Plan which become exercisable pursuant to Article V shall expire upon the earlier of the following: (i) ten (10) years after the Award Date or (ii) three (3) months after the director ceases to serve as such for reasons other than death, disability, retirement as a director pursuant to the Company's director tenure policy, or other termination of service as a director of the Company with the consent of a majority of the members of the Board who are not then participating in the Plan. Option Rights granted to a Nonemployee Director pursuant to the Plan in no event shall be sold or transferred other than by will or the laws of descent and distribution. Option Rights are exercisable during the Nonemployee Director's lifetime only by him or her or his or her legal representative.


                                  ARTICLE VIII

                                 ADMINISTRATION

                 8.1 COMMITTEE; DUTIES. The administrative committee for the Plan (the Committee) shall consist of the Chairman of the Board (provided that he is not a Nonemployee Director) and two Company officers or directors who are not Nonemployee Directors, who shall be appointed by the Chairman of the Board. The Committee shall supervise the administration of the Plan, may from time to time adopt procedures governing the Plan and shall have authority to give interpretive rulings with respect to the Plan, provided that the Committee shall not, except as provided in Section 8.4, have any authority or discretion as to the selection of persons eligible to participate in the Plan, the timing of awards under the Plan, the number of Shares to be included in awards of Restricted Stock or to be subject to Option Rights or the purchase price for any such Shares.

                 8.2 AGENTS. The Committee may appoint an individual, who may be an employee of the Company, to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

                 8.3 BINDING EFFECT OF DECISIONS. Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation or application of the Plan shall be final and binding upon all persons having any interest in the Plan.





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                 8.4      ADJUSTMENTS.  In the event of (a) any stock dividend,
stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in (i) the number or kind of Shares or other securities of the Company available for grants under Article III, (ii) the kind of securities of the Company to be covered by awards of Restricted Stock, (iii) the option price and the number or kind of Shares or other securities of the Company covered by outstanding Option Rights and (iv) such other matters as the Committee may determine is equitably required to prevent dilution or enlargement of the rights of participants in the Plan.


                                   ARTICLE IX

                                 MISCELLANEOUS

                 9.1 AMENDMENT. The Board may at any time amend, suspend or terminate any or all of the provisions of the Plan, except that (i) no such amendment, suspension or termination shall adversely affect any Restricted Stock or Option Rights theretofore awarded or granted under the Plan to any Nonemployee Director without the written consent of such director and (ii) except as provided in Section 8.4, any amendment to the Plan that would have the effect of changing the persons eligible to participate in the Plan, the timing of awards under the Plan, the number of Shares to be awarded or granted to participants under the Plan or the purchase price thereof shall be approved by the shareholders of the Company prior to effectiveness. In no event shall the provisions of the Plan relating to the matters set forth in clause (ii) of this Section 9.1 be amended more than once every six months, other than to comport with changes in the Internal Revenue Code.

                 9.2 EFFECTIVE DATE. The Plan shall be effective upon the later of (i) its approval by the shareholders of the Company or (ii) the receipt by the Company of such rulings, interpretive letters, legal opinions and other professional advice as to the tax, securities and other legal ramifications of the Plan as the Company shall deem necessary.

                 9.3 GOVERNING LAW. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Ohio.

                 9.4 SUCCESSORS. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by





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merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

                 9.5 RIGHT TO CONTINUED SERVICE. Nothing contained herein shall be construed to confer upon any director the right to continue to serve as a director of the Company or in any other capacity.

                 9.6 RULE 16B-3. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange of 1934 as in effect prior to May 1, 1991. The Board or the Committee may elect at any time to make Rule 16b-3 as in effect on and after such date applicable to the Plan.





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